UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   October 31, 2007

SPARE BACKUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30587	23-3030650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

72757 Fred Waring Drive, Palm Desert, California 92260

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (760) 779-0251 not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

In October 2007 Spare Backup, Inc. enter into a reseller agreement with Femi Premium Ltd., a subsidiary of the Davidoff Group which is a private organization specializing in insurance and assistance services. Femi Premium was organized to manage services, under the name of the insurance companies, for their insured. It services in excess of 1,500,000 clients with a network of over 410,000 suppliers globally. Under the terms of the agreement, Femi Premium is entitled to offer its private and commercial customers certain packages of Spare Backup's services. Femi Premium will pay Spare Backup a monthly fee for any services it resells to its customers, and Spare Backup will pay Femi Premium a commission for such resales. The initial term of the agreement is three years, with automatic three year renewals. The agreement may be terminated prior to the expiration of any term by either party upon certain occurrences, and contains customary confidentiality and indemnification provisions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARE BACKUP, INC.

Date: October 31, 2007	By: /s/ Cery Perle
Cery Perle,
Chief Executive Officer and President